UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 6, 2026, the Company and its Chief Medical Officer, Dr. Stuart Rich, entered into a second amendment to Dr. Rich’s Executive Employment Agreement dated January 15, 2021, as amended on June 12, 2024 (the “Employment Agreement Amendment”). Pursuant to the Employment Agreement Amendment, which the Board approved on December 22, 2025, Dr. Rich will devote an average of four days per week performing his duties as Chief Medical Officer of the Company, effective January 1, 2026, and his annual base salary will be prorated to reflect such modified work schedule. The foregoing summary of the Employment Agreement Amendment is subject to the full and complete terms of the Employment Agreement Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Executive Employment Agreement by and between Tenax Therapeutics, Inc. and Stuart Rich, MD, dated January 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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